SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2003

HALL, KINION & ASSOCIATES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-22869	77-0337705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 ROWLAND WAY

SUITE 200

NOVATO, CALIFORNIA 94945

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 895-2200

Item 5. Other Events and Required FD Disclosure.

On June 13, 2003, Hall, Kinion & Associates, Inc. (the “Company”) entered into a new $16.0 million secured financing agreement with The CIT Group/Business Credit, Inc. (the “New Credit Facility”). The new financing comprises a $16 million revolving credit facility with a three year renewal. The Company’s obligations under the New Credit Facility are guaranteed by several of the Company’s subsidiaries. The Company and several of its subsidiaries granted liens in substantially all of their personal property assets to secure their respective obligations under the New Credit Facility.

The New Credit Facility replaces a $12 million credit facility. Proceeds from the New Credit Facility at closing were used to refinance the Company’s old credit facility. Additional proceeds from the New Credit Facility will be used to fund operations, including letters of credit, working capital, and capital expenditures.

The Financing Agreement with respect to the New Credit Facility is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Financing Agreement.

Item 7. Financial Statements, Pro Forma and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release issued June 23, 2003.

99.2	Financing Agreement dated June 13, 2003 by and among Hall, Kinion & Associates, Inc. and several of its subsidiaries, as borrower, and The CIT Group/Business Credit, Inc., as lender

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of June 23, 2003

HALL, KINION & ASSOCIATES, INC.

By:	/s/ MARTIN KROPELNICKI
Martin Kropelnicki Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued June 23, 2003.

99.2	Financing Agreement dated June 13, 2003 by and among Hall, Kinion & Associates, Inc. and several of its subsidiaries, as borrower, and The CIT Group/Business Credit, Inc., as lender